Exhibit 99.1

Investor Relations

Phone: 212-479-3150

New Residential Announces Completion of Spin-Off from Newcastle

NEW YORK – (BUSINESS WIRE) – May 16, 2013 – New Residential Investment Corp. (“New Residential” or the “Company”) today announced that its spin-off from Newcastle Investment Corp. (“Newcastle”) was successfully completed on May 15, 2013. Starting today, New Residential will begin trading on the New York Stock Exchange under the symbol “NRZ.”

Holders of Newcastle common stock as of the record date, May 6, 2013, have been electronically issued one share of New Residential common stock for each share of Newcastle common stock held as of the record date.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.